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                                                                      EXHIBIT 11
                            PAINE WEBBER GROUP INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)



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
                                                                               Years Ended December 31,
                                                                 ------------------------------------------------------
                                                                     1994                  1993                 1992
                                                                 -----------           -----------          -----------
PRIMARY:
Weighted average common shares outstanding                        71,693,020            68,535,178           61,956,106

Incremental stock options and awards                               6,370,453             5,824,821            5,611,289

Weighted average effect of Cumulative Participating
  Convertible Voting Preferred Stock                                     -               4,329,959            1,812,468
                                                                 -----------           -----------          -----------

Average common and common equivalent shares                       78,063,473            78,689,958           69,379,863
                                                                 ===========           ===========          ===========

Net income                                                       $    31,631           $   246,183          $   213,175

Interest savings on convertible debentures and
  short-term borrowings                                                1,330                   -                    -

Preferred dividend requirements                                       (1,219)               (1,834)             (17,065)
                                                                 -----------           -----------          -----------

Net income applicable to common shares                           $    31,742           $   244,349          $   196,110
                                                                 ===========           ===========          ===========

Earnings per common share                                        $      0.41           $      3.11          $      2.83
                                                                 ===========           ===========          ===========


FULLY DILUTED:

Weighted average common shares outstanding                        71,693,020            68,535,178           61,956,106

Incremental stock options and awards                               7,673,929             6,785,963            6,710,424

Weighted average effect of Cumulative Participating
  Convertible Voting Preferred Stock                                     -               4,329,959            1,812,468

Weighted average common shares issuable assuming conversion
  of 8% Convertible Debentures and equity securities               1,647,190             4,676,191           21,886,440
                                                                 -----------           -----------          -----------

Average common and common equivalent shares                       81,014,139            84,327,291           92,365,438
                                                                 ===========           ===========          ===========

Net income                                                       $    31,631           $   246,183          $   213,175

Interest savings on convertible debentures                             2,181                 3,004                6,300

Preferred dividend requirements                                         (969)                  -                    -
                                                                 -----------           -----------          -----------

Net income applicable to common shares                           $    32,843           $   249,187          $   219,475
                                                                 ===========           ===========          ===========

Earnings per common share                                        $      0.41           $      2.95          $      2.37
                                                                 ===========           ===========          ===========
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